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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of DBT Online, Inc. on Form S-8 of our reports dated March 26, 1997, with respect to the consolidated financial statements and financial statement schedule as of and for the years ended December 31, 1996 and 1995 of DBT Online, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of DBT Online, Inc. for the fiscal year ended December 31, 1996.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.



DELOITTE & TOUCHE  LLP

Fort Lauderdale, Florida
November 24, 1997